Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-19141 on Form S-8 of our report dated December 8, 2006, appearing in this Annual Report on Form 11-K of Dendrite 401(k) Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

December 8, 2006